UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2021
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On June 9, 2021, PLBY Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), with respect to an underwritten public offering (the “Offering”) of 4,720,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”).

The shares of Common Stock in the Offering were offered on a prospectus filed as part of the Registration Statement on Form S-1 (Registration No. 333-256855), which was declared effective by the Securities and Exchange Commission (the “Commission”) on June 9, 2021, and the Registration Statement filed with the Commission pursuant to Rule 462(b) on June 9, 2021 (Registration No. 333-256960).

Pursuant to the Underwriting Agreement, on June 14, 2021, the Company sold the 4,720,000 shares of its Common Stock to the Underwriters at a public offering price of $46.00 per share. The Company received net proceeds from the sale of shares of Common Stock sold by it in the Offering of approximately $203.3 million (net of underwriting discounts and commissions and Offering expenses). As described in the prospectus, the Company intends to use the proceeds to fund future growth, including potential future acquisitions, and for working capital and general corporate purposes.

The Underwriting Agreement includes an underwriters’ option to purchase up to 708,000 additional share of Common Stock within 30 days of execution of the Underwriting Agreement. The Underwriting Agreement also contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on June 9, 2021, the Company issued a press release announcing the pricing of the Offering, and, on June 14, 2021, the Company issued a press release announcing the closing of the Offering. A copy of such press releases are filed as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1*
Underwriting Agreement, dated June 9, 2021, by and among PLBY Group, Inc., Canaccord Genuity LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein.

99.1	Press Release, dated June 9, 2021.
99.2	Press Release, dated June 14, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2021	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary